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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 2, 2005

                           ALLIS-CHALMERS ENERGY INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               1-2199
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2005, the Board of Directors of the Company, on the recommendation of the Compensation Committee of the Board of Directors, made the following compensation decisions:

(1) The Board of Directors determined to award Munawar H. Hidayatallah, the Company's Chairman and Chief Executive Officer, a maximum annual bonus of $350,000 under his employment agreement with the Company. The employment agreement provides that Mr. Hidayatallah is entitled to a bonus in an amount equal to 100% of his annual salary, or $350,000, if he meets the strategic objectives established each year by the Company. Although Mr. Hidayatallah did not meet all strategic objectives, the Compensation Committee and the Board of Directors concluded that Mr. Hidayatallah's performance merited a maximum bonus based upon his substantial achievement of the strategic objectives as well as his other achievements.

(2) The Board of Directors determined to issue to Mr. Hidayatallah options to purchase 600,000 shares of Common Stock at a purchase price of $3.86 per share. The options vested immediately as to one-third of the shares subject to the option on the grant date and vest as to one-third of the shares subject to the option on each of the first two anniversaries of the grant date. If Mr. Hidayatallah's employment is terminated by the Company for any reason other than "cause," as defined in Mr. Hidayatallah's employment agreement, or death or disability, or if Mr. Hidayatallah is "Constructively Terminated," as defined in the agreement (which definition includes a change in control of the Company if Mr. Hidayatallah does not continue employment with the Company or its successor), then he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period.

(3) The Board of Directors determined to increase David Bryan's salary to $175,000 in recognition of his promotion to President and Chief Operating Officer of Strata, and authorized the Company to negotiate an employment agreement with Mr. Bryan to serve as President and Chief Operating Officer of Strata.

(4) The Board of Directors determined to modify Mr. Wilde's compensation in recognition of his promotion to President and Chief Operating Officer of the Company, and directed the officers of the Company to amend Mr. Wilde's employment agreement. Under the amended employment agreement, Mr. Wilde's annual base salary will be increased to $300,000 subject to annual review and potentially an increase by the Board of Directors, and Mr. Wilde will be entitled to receive a bonus in an amount equal to 50% of his base salary based on meeting quarterly and annual earnings targets for the Company. $50,000 will be paid to Mr. Wilde immediately and up to $100,000 may be earned based on 2005 operating income. The bonus calculation is subject to adjustment in subsequent years at the discretion of the Compensation Committee and the Board of Directors.

(5) The Board of Directors awarded to Mr. Wilde options to purchase 200,000 shares at a purchase price of $3.86 per share in February 2005. The options vested immediately as to one-third of the shares subject to the option on the grant date and vest as to one-third of the shares subject to the option on each of the first two anniversaries of the grant date. If Mr. Wilde's employment is terminated by the Company for any reason other than "cause," as defined in Mr. Wilde's employment agreement, or death or disability, or if Mr. Wilde is "Constructively Terminated," as defined in the agreement (which definition includes a change in control of the Company if Mr. Wilde does not continue employment with the Company or its successor), then he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALLIS-CHALMERS ENERGY INC.

                                                    /S/ VICTOR M. PEREZ
                                                    ---------------------------
                                                    BY: VICTOR M. PEREZ
                                                    CHIEF FINANCIAL OFFICER

DATE: FEBRUARY 7, 2005
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